UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

XTREME GREEN PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52502	26-2373311
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

3010 East Alexander Road, #1002

North Las Vegas, NV  89030

 (Address of principal executive offices) (zip code)

(702)870-0700

(Registrant's telephone number, including area code)

 (Former name or address, if changed since last report)

Copies to:

Louis A. Brilleman, Esq.

1140 Avenue of the Americas, 9th Floor

New York, New York 10036

Phone: (212) 584-7805

Fax: (646) 380-6635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

(b)  As previously reported, on August 22,  2013, Xtreme Green Products Inc. (the “Company”), filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”), case No. BK-S-13-17266-MKN.

Confirmation of Joint Plan of Reorganization

On January 29, 2014 (the “Confirmation Date”), the Bankruptcy Court entered an Order Confirming the Company’s First Amended Plan Of Reorganization (the “Plan”) under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which is attached hereto as Exhibit 2.1. A final copy of the Plan as confirmed by the Bankruptcy Court is attached hereto as Exhibit 2.2.

The following is a summary of certain provisions of the Plan, as confirmed by the Bankruptcy Court pursuant to the Confirmation Order. This summary is not intended to be a complete description of the Plan, and it is qualified in its entirety by reference to the full text of the Plan (including the Plan Supplement). Capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

Material Features of the Plan

Designation of and Provisions for the Treatment of Classes of Claims

All claims of creditors and holders of equity interests (except for Administrative Claims) are placed in the classes set forth below.

•

Class 1 consists of the Allowed Claims of Priority Creditors which are the creditors entitled to priority under the Bankruptcy Code Unless the holder of such Claim and the Company agree to a less favorable treatment, each holder of an Allowed Class 1 Claim will be paid the Allowed amount of its Claim in full, in cash, as of the Effective Date of the Plan.

•

Class 2 consists of the Allowed Claims of Unsecured Creditors of the Company whose claims are $100 or less or who are willing to reduce their claim to $100. The claims of the Administrative Convenience Class shall be paid in full 30 days after the Effective Date of the Plan. It is likely that all Unsecured Creditors whose Allowed Claims are $1,428 or less will elect to be in this class because they receive more cash than if they do not make the election to be in Class 2.   Based on this projection, holders of Allowed Claims in the amount of $8,867 will be paid $1,751.

•

Class 3 consists of Allowed Claims of the Company’s Qualified Unsecured Creditors. Qualified Unsecured Creditors are those Unsecured Creditors who held Company debt for at least 18 months before the bankruptcy, that is, on or before February 22, 2012, or are creditors whose debt arose in the ordinary course of the Company’s business. Qualified Unsecured Creditors are entitled to elect to receive either (a) Locked Up Stock or (b) 7% of their claim in cash. The amount of stock received shall be a pro rata portion of 5,200,000 shares of Locked Up Stock based on the dollars of allowed claims accepting stock.  The Company believes that there are Allowed Claims of $3,041,031 in this class.  If all members of Class 3 elected to receive stock for their Allowed Claims, each holder of a claim would receive approximately 1.7 shares of Locked Up Stock in exchange for each dollar of Allowed Claim.  If most of the trade creditors in Class 3 elect to receive cash payment, the remaining holders of Allowed Claims in Class 3 will receive approximately 2.14 shares of Debtor’s Locked Up Stock in exchange for each dollar of Allowed Claim.  A total of 5,200,000 shares will be issued to Qualified Unsecured Creditors, representing, at least, 13% of the shares of the reorganized Company.  The Company estimates the distribution to Class 3 to be approximately $42,486 in cash on claims of approximately $606,948 and 5,200,000 shares of Locked Up Stock on claims of $2,434,083.

•

Class 4 consists of Allowed Claims of Non-Qualified Unsecured Creditors of the Debtor. Non-Qualified Unsecured Creditors are those Unsecured Creditors who did not hold Company debt for at least 18 months before the bankruptcy, that is, on or before February 22, 2012, and are not creditors whose debt arose in the ordinary course of business.  Non-Qualified Unsecured Creditors shall be entitled to elect to receive either (a) Non-Locked Up Stock or (b) 7% of their claim in cash. The amount of stock received shall be a pro rata portion of 5,200,000 shares of Non-Locked Up Stock based on the dollars of allowed claims accepting stock.  The Company believes that there are Allowed Claims of $1,696,428 in this class.  If all members of Class 4 elected to receive stock for their Allowed Claims, each holder of a claim would receive approximately 2.9 shares of Non-Locked Up Stock in exchange for each dollar of Allowed Claim.  The 5,200,000 shares to be issued to Non-Qualified Unsecured Creditors will be 13% of the shares of the reorganized Company.

•

Class 5 consists of the claim of the DIP Financing Creditor, The Georgiou Family Trust dated 6/22/09 and/or its affiliates, which has provided the Company with up to $2,000,000 in post-petition financing. The DIP Loan is (a) secured by all of the Company’s assets and (b) has priority over any and all administrative expenses of the kind specified in the Bankruptcy Code.  The DIP Financing Creditor will receive 19,600,000 shares of in Non-Locked Up Stock. This will be 49% of the outstanding shares of the reorganized Company. The DIP Financing Creditor will receive approximately 9.8 shares of Non-Locked Up Stock in exchange for each dollar of Allowed Claim. All the stock issued to Class 5 will be issued to the Georgiou Family Trust dated 6/22/09 and its affiliates, all of which are administered or governed as trustee by Byron Georgiou, in proportion to the amount of funds for DIP Financing provided by each entity.  Mr. Georgiou will provide the proportion of shares and identity of the entities to which this stock will be issued.

•

Class 6 consists of existing Shareholders of the Company.  The existing shareholders will receive a pro rata share of 10,000,000 shares of Non-Locked Up Stock. On the Effective Date of the Plan, all existing shares of stock of the Company were cancelled, annulled, and extinguished and holders of Interests shall retain no rights except for the right to receive a pro rata portion of shares of in Non-Locked Up Stock.  Each Shareholder will receive .21 share of Non-Locked Up Stock in exchange for 1 share of cancelled common stock.  The 10,000,000 shares to be issued to existing Shareholders will represent 25% of the shares of the reorganized Company.

Executory Contracts and Unexpired Leases

Upon the Confirmation Date, all pre-petition executory contracts and unexpired leases not assumed by the Company at or before the Confirmation Date were deemed rejected by the Company. Under this provision of the Plan, all pre-petition warrants for the purchase of Company stock will be cancelled. In addition, all pre-petition distributor agreements with the Company will be cancelled. After the Effective Date of the Plan, the Company may negotiate new distributor agreements with some or all of the pre-petition distributors.  The Company intends to assume all pre-petition purchase orders.

Equity Structure of Reorganized Company

Prior to Confirmation Date, the Company had issued and outstanding 48,463,370 shares of common stock issued and outstanding.  Following the cancellations and issuances pursuant to the Plan, there will be issued and outstanding approximately 40,000,000 shares of common stock.  The number of shares the Company is authorized to issue remains unchanged at 100,000,000.

Locked Up Stock

The Company has incurred significant losses from its operations resulting, under federal income tax rules, in substantial Net Operating Losses (“NOLs”) in the amount of $6,266,760 (estimated) through December 31, 2012.  On the Confirmation Date, these NOLs were reduced by $623,662 leaving the reorganized Company with estimated NOLs of $5,643,098. These NOLs, and the ability to carry forward these NOLs as an offset against future income and income taxes, are considered a valuable asset.  In general, under federal income tax rules, NOLs are substantially reduced or eliminated when a corporation has a change of ownership, except that NOLs are not necessarily lost if the change in ownership results in the pre-petition shareholders and qualified pre-petition creditors receiving more than 50% of the equity in the reorganized debtor pursuant to a plan of reorganization.  However, if there is an actual ownership change within two years of emerging from bankruptcy, the NOLs will be lost.  In order to avoid a second change in ownership and preserve the NOLs, the Company is issuing Locked Up Stock which prohibits the creditors who receive such stock from transferring these shares for two years from the Effective Date of the Plan.  While the Company believes that the Plan will allow it to utilize the existing NOLs in the future, the Company cannot assure that it will be allowed to use the NOLs and NOL carry forwards.

The discussion of the Plan herein is a summary and is qualified in its entirety by the Plan. A copy of the Confirmation Order, and the Plan are is attached hereto as Exhibit 2.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

2.1	Order Confirming First Amended Plan of Reorganization of the Company Under Chapter 11 of the Bankruptcy Code entered on January 29, 2014
2.2	First Amended Plan of Reorganization of the Company Under Chapter 11 of the Bankruptcy Code (confirmed by the Bankruptcy Court)
2.3	Amended Disclosure Statement to Accompany the Company’s First Amended Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xtreme Green Products Inc.

February 4, 2014	By:	/s/ Ken Sprenkle
Ken Sprenkle
Chief Financial Officer